Exhibit 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

First Amendment, dated as of September 23, 2008 (the “Amendment”), to the Employment Agreement, dated as of February 26, 2008 (as amended, the “Agreement”), by and between The LaPorte Savings Bank (the “Bank”) and Lee A. Brady (the “Executive”). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to comply with the final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Bank and the Executive hereby agree as follows:

Section 1. Deletion of Section 4(a)(ii)(D) of the Agreement. Section 4(a)(ii)(D) of the Agreement, which provides for “a liquidation or dissolution of the Bank”, is hereby deleted in its entirety.

Section 2. Effectiveness. This Amendment shall be deemed effective as of February 26, 2008, above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Indiana.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

Section 5. Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the Bank and the Executive have duly executed this Amendment as of the day and year first written above.

THE LAPORTE SAVINGS BANK

By:	/s/ Joan M. Ulrich
Name:	Joan M. Ulrich
Title:	Chairman of the Board

LAPORTE BANCORP, INC.

By:	/s/ Joan M. Ulrich
Name:	Joan M. Ulrich
Title:	Chairman of the Board

EXECUTIVE

/s/ Lee A. Brady
Lee A. Brady